UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2006
The Corporate Executive Board Company
(Exact name of registrant as specified in its charter)

Delaware	000-24799	52-2056410
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2000 Pennsylvania Avenue, N.W. Washington, D.C.	20006
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (202)777-5000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On July 25, 2006, the Company and James J. McGonigle entered into a new employment agreement that supersedes the Company’s 1999 employment agreement with Mr. McGonigle. The new agreement provides that Mr. McGonigle will serve in his current position as Executive Chairman of the Company’s Board until December 31, 2006. From January 1, 2007, Mr. McGonigle will serve as non-executive Chairman of the Board at the Board’s discretion. In addition, under the agreement, Mr. McGonigle will serve as a part-time, non-executive employee of the Company from January 1, 2007 until April 1, 2009. Mr. McGonigle will work on transition matters and projects involving strategy and industry, customer and general management related matters, as assigned to him by the Chief Executive Officer and the Board. The agreement provides that during the period of his part-time employment Mr. McGonigle will work at least 750 but not more than 1,000 hours per year. The agreement provides that Mr. McGonigle will be paid $480,000 per annum for his service as Executive Chairman of the Board. The employment agreement also provides that Mr. McGonigle will be compensated for his service as a part-time employee at a rate of $350,000 per annum, which amount will be reduced by any cash retainer he receives for service on the Board. Mr. McGonigle will continue to hold, vest in and be able to exercise his existing equity compensation awards and on January 1, 2007, Mr. McGonigle will receive a stock appreciation right on 11,250 shares of the Company’s common stock with an exercise price set at the market price of the Company’s common stock on such date and a restricted stock units award on 11,250 shares of the Company’s common stock. These equity awards will become exercisable and vest on March 31, 2009, but will be forfeited if Mr. McGonigle’s part-time employment is terminated for cause or if he voluntarily terminates his employment before such date. The Company will reimburse Mr. McGonigle for reasonable and necessary business expenses and will provide him an office, secretary and parking at the Company’s headquarters. In addition, Mr. McGonigle will be eligible to participate in the Company’s deferred compensation plan and in any other plans made available to part-time employees generally. During and after the term of his part-time service, he also is eligible to participate in the Company’s retiree medical insurance, health or welfare benefit plan, in each case, at his own expense to the extent provided in such plans. Any other elements of compensation are subject to the Board’s discretion.
     If Mr. McGonigle’s part-time employment with the Company is terminated by the Company without cause or by the Company breaching the agreement, then subject to Mr. McGonigle signing a general release of claims against the Company, Mr. McGonigle will be entitled to receive a cash payment of all unpaid amounts to which he is entitled under the agreement, and all of the equity awards that remain outstanding will fully vest and become immediately exercisable as well. In the event of a change of control of the Company and if Mr. McGonigle is terminated for any reason other than for cause or he voluntary terminates his employment in the first year following such change of control, Mr. McGonigle’s equity awards will become fully vested immediately prior to such termination of employment. If any dispute arises under the employment agreement, Mr. McGonigle and the Company have agreed to submit the issue to arbitration.
     As part of the agreement, Mr. McGonigle also confirmed his agreement to certain covenants originally contained in a 1999 agreement concerning exclusive services, confidential information, business opportunities, non-competition, non-solicitation and work product, including a covenant not to compete and a covenant not to solicit Company employees. The covenant not to compete provides that for a period of two years following the date of his termination of employment (including upon termination of the term of his part-time employment), Mr. McGonigle may not provide similar services, or work for an entity that provides similar services to any person or entity in places where the Company is deemed to be engaged in business or proposes to engage in business as of the date of his termination, and Mr. McGonigle may not provide similar services, or solicit or offer to provide similar services, or work for a person or entity that solicits or offers to provide or provides similar services, to any person or entity who has been a member of the Company or was directly or indirectly solicited to be a member of the Company during the two years prior to Mr. McGonigle’s termination. In the covenant not to solicit Company employees, Mr. McGonigle agrees to refrain from soliciting any current employee of the Company to leave the Company, to accept employment with another employer or to work as an independent contractor, or offer employment to such person during the term of the employment agreement and for a period of two years from the termination of Mr. McGonigle’s employment (including upon termination of the term of his part-time employment).
     As stated in the Company’s proxy statement filed on May 22, 2006, the Company and Thomas L. Monahan III, Chief Executive Officer of the Company, entered into an employment agreement covering Mr. Monahan’s employment as Chief Executive Officer on May 19, 2006. That agreement is described under the caption “Employment Arrangements” in the Company’s proxy statement filed on May 22, 2006.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits
     The following exhibits are filed as part of this report:
10.1	Employment Agreement between the Company and Thomas L. Monahan III dated May 19, 2006
10.2	Agreement Concerning Exclusive Services, Confidential Information, Business Opportunities, Non-Competition, Non-Solicitation and Work Product between the Company’s predecessor and Thomas L. Monahan III, dated as of August 20, 1997
10.3	Employment Agreement between the Company and James J. McGonigle relating to employment, board service, non-competition and related matters dated July 25, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Corporate Executive Board Company (Registrant)
	By:	/s/ Timothy R. Yost
Date: July 26, 2006	Name:	Timothy R. Yost
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between the Company and Thomas L. Monahan III dated May 19, 2006

10.2	Agreement Concerning Exclusive Services, Confidential Information, Business Opportunities, Non-Competition, Non-Solicitation and Work Product between the Company's predecessor and Thomas L. Monahan III, dated as of August 20, 1997

10.3	Employment Agreement between the Company and James J. McGonigle relating to employment, board service, non-competition and related matters dated July 25, 2006